BREITBURN ENERGY PARTNERS ANNOUNCES DECISION TO SUSPEND
DECLARATIONS OF PREFERRED DISTRIBUTIONS AND DEFER MAKING INTEREST PAYMENTS PENDING OUTCOME OF DISCUSSIONS WITH SECURED DEBTHOLDERS

LOS ANGELES, April 14, 2016 - Breitburn Energy Partners LP (“Breitburn”) (NASDAQ: BBEP) today announced that it has elected to suspend the declaration of any further distributions on its 8.25% Series A Cumulative Redeemable Perpetual Preferred Units (NASDAQ: BBEPP) and 8% Series B Perpetual Convertible Preferred Units and to defer an interest payment of approximately $33.5 million due today on its 7.875% senior notes due April 2022 (the “2022 Notes”) and an interest payment of approximately $13.2 million on its 8.625% senior notes due October 2020 (the “2020 Notes” and, together with the 2022 Notes, the “Notes”). Under the terms of the indentures governing the 2020 Notes and 2022 Notes, the company has a 30-day grace period after the interest payment date before an event of default occurs.

Breitburn can elect to make the interest payments due under the Notes at any time during the grace period. However, if Breitburn decides not to make such interest payments by the end of the grace period, such failure constitutes, with respect to each series of Notes, an “Event of Default” and also results in a cross-default under Breitburn’s revolving credit facility and its 9.25% Senior Secured Second Lien Notes due May 2020. Failure to make an interest payment for either Note by the end of the grace period also results in the Trustee under the related indenture or the holders of at least 25% in aggregate principal amount of the then outstanding Notes having the right to accelerate the repayment of the principal amounts due under each series of Notes.

Breitburn has elected to utilize the grace period for the Notes as part of its process to explore strategic alternatives to strengthen its balance sheet and maximize the value of Breitburn. Additionally, it has initiated discussions with its secured debtholders related to alternatives to improve Breitburn’s long-term capital structure. Breitburn has retained Lazard Frères & Co. LLC as its financial advisor and Weil, Gotshal & Manges LLP as its legal advisor to assist the Board of Directors and the management team with the strategic review process. In addition, Jefferies LLC will provide Breitburn with corporate and financial advisory services.

About Breitburn Energy Partners LP

Breitburn Energy Partners LP is a publicly traded, independent oil and gas master limited partnership focused on the acquisition, development, and production of oil and gas properties throughout the United States. Breitburn’s producing and non-producing crude oil and natural gas reserves are located in the following seven producing areas: the Midwest, Ark-La-Tex, the Permian Basin, the Mid-Continent, the Rockies, the Southeast, and California. See www.breitburn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to Breitburn’s operations that are based on management’s current expectations, estimates and projections about its operations. Words and phrases such as “believes,” “expect,” “future,” “impact,” “guidance,” “will be,” “forecast” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to Breitburn’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, Breitburn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Contacts:
Antonio D'Amico
Vice President, Investor Relations & Government Affairs
or
Jessica Tang
Investor Relations Manager
(213) 225-0390
BBEP-IR

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